Exhibit 10(b)
LESCO, INC.
BOARD OF DIRECTORS
REGULAR MEETING
JULY 21 and 22, 2005
RESOLUTIONS
SEVERANCE
     RESOLVED, that each associate directly reporting to the President and Chief Executive Officer of the Company (a “Direct Report”) shall receive severance pay in an amount equal to twelve month’s base salary (the “Severance Amount”) if he or she is terminated without cause (as determined by the Board of Directors), regardless of whether he or she is able to obtain other employment during the period that he or she is being paid the Severance Amount;
     FURTHER RESOLVED, that the Severance Amount shall be paid, at the option of the Direct Report, (i) in equal installments over a period of twelve months in accordance with the Company’s customary payroll practices or (ii) in lump sum (without discount for present value) within fifteen days of termination of the Direct Report’s employment without cause;
     FURTHER RESOLVED, that the Severance Amount shall be subject to all withholding as contemplated by Article IV.D of the Company’s Severance Pay Policy (Corporate Policy #C-005) (the “Policy”);
     FURTHER RESOLVED, that the Company’s obligation to pay the Severance Amount shall be subject to satisfaction of the conditions set forth in Article VI of the Policy;
     FURTHER RESOLVED, that payment of the Severance Amount by the Company shall be in lieu of payment of the severance pay provided in Article III of the Policy, but the Direct Report shall be entitled to receive all other benefits he or she would otherwise be entitled to pursuant to the Policy;
     FURTHER RESOLVED, that, notwithstanding the foregoing, a Direct Report shall not be entitled to receive the Severance Amount if he or she is party to and entitled to benefits under a written severance, retention or similar agreement with the Company in connection with the termination of the Direct Report’s employment;
     FURTHER RESOLVED, that amendment or termination of the Policy shall not affect the rights of a Direct Report under these resolutions;
     FURTHER RESOLVED, that these resolutions shall not limit the Company’s right to terminate the Direct Report’s employment for any reason or no reason, and the

Exhibit 10(b)
Direct Report’s employment shall continue to be “at will,” subject to the terms of any written employment agreement between the Company and the Direct Report; and
     FURTHER RESOLVED, that the Board of Directors may amend or terminate these resolutions at any time.